UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 22, 2009
NUVASIVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598

(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation)	Number)	Identification Number)
7475 Lusk Boulevard, San Diego, California 92121
(Address of principal executive offices, with zip code)
(858) 909-1800
(Registrant’s telephone number, including area code)
n/a
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     On April 22, 2009, NuVasive, Inc., a Delaware corporation (the “Company”) entered into a Share Purchase Agreement (the “Purchase Agreement”) with the stockholders of Cervitech, Inc., a Delaware corporation (“Cervitech”) whereby the Company agreed to purchase all of the outstanding shares of Cervitech for approximately $47 million at closing, consisting of either cash or a combination of cash and up to half in Company common stock, at the Company’s election, plus an additional milestone-based contingent payment of $33 million in either cash or a combination of cash and up to half in Company common stock, at the Company’s election (the “Transaction”). The Transaction is subject to customary closing conditions and the Company anticipates that the closing will occur on or around May 8, 2009. At the close Cervitech will become a wholly-owned subsidiary of the Company.
Item 8.01 Other Events.
     On April 22, 2009 the Company issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1.
Forward-Looking Statements
     The Company cautions you that statements included in this Report on Form 8-K that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause the Company’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. Such factors, as related to the proposed share purchase, include, but are not limited to: the risk that the parties may not consummate the transaction, or consummate the transaction in the expected timeframe; the risk that the Company may not be able to achieve expected strategic benefits from the purchase; the risk that the Company will not be able to successfully integrate the operations of Cervitech with those of the Company; the risk that the Company may not be able to obtain FDA regulatory approvals necessary to sell or market the acquired products in certain jurisdictions, including the United States; the risk that revenues following the transaction will be lower than expected; the risk that business disruption (including, without limitation, difficulties in maintaining relationships with suppliers) is greater than expected following the Transaction. Additionally, risks and uncertainties related to the Company are more fully described in the Company’s press releases and periodic filings with the Securities and Exchange Commission. The Company’s public filings with the Securities and Exchange Commission are available at www.sec.gov. The Company assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description

99.1	Press Release of NuVasive, Inc. issued on April 22, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.
Date: April 22, 2009	By:	/s/ Alexis V. Lukianov
Alexis V. Lukianov
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of NuVasive, Inc. issued on April 22, 2009.